AGREEMENT OF SALE AND PURCHASE


       THIS   AGREEMENT  OF  SALE  AND  PURCHASE   (the
"Agreement") made and entered into effective as of  the
23rd day of September, 1997 (the "Effective Date"),  by
and   between   TWC   TEN,  LTD.,  a  Florida   limited
partnership,  having  its address  at  C/O  The  Wilson
Company,  6200 Courtney Campbell Causeway,  Suite  600,
Tampa,   Florida   33607,   Attention:    Jack   Wilson
("Seller"),  and  AETNA  LIFE  INSURANCE   COMPANY,   a
Connecticut  corporation, c/o ALLEGIS REALTY  INVESTORS
LLC, a limited liability company, 242 Trumbull Street, 4th Floor, Hartford, Connecticut 06103-1205 Attention:
Michael T. Mistretta ("Purchaser").


                      A G R E E M E N T :


      1.   SALE AND PURCHASE OF THE PROPERTY:  Upon the
terms  and provisions and subject to the conditions  of
this Agreement, Seller agrees to sell to Purchaser  and
Purchaser  agrees  to  purchase  from  Seller  all   of
Seller's  right,  title  and interest  in  and  to  the
property  known as Bayport Plaza Office Tower  and  the
parking  garage  associated  therewith  (together,  the
"Building")  located in Hillsborough  County,  Florida,
and    more    particularly   described   as    follows
(collectively, the "Property"):

           A.    Land.  The land as shown on Exhibit  A
attached  hereto  and  incorporated  herein,  with  any
easements,  rights of way, privileges and appurtenances
thereto owned by Seller, including but not limited  to,
any  rights and easements for public utilities,  sewers
and  drainage easements, rights of connection to  water
lines  and sewer lines, rights of access and rights  to
any   streets,  alleys  and  ways  (collectively,   the
"Land").

           B.    Improvements.  The  Building  and  any
other improvements now existing on the Land owned by Seller, including without limitation, all fixtures, heating, plumbing, electrical, mechanical, cooling and other appurtenances owned by Seller (collectively, the "Improvements").

           C.    Personal  Property.   Except  for  the
personal property and equipment described on Schedule A
attached  hereto (collectively, the "Excluded  Personal
Property"),   all   tangible  personal   property   and
equipment owned by Seller located on the Land and attached, affixed, appurtenant to or used in connection with the Land and Improvements (collectively, the "Personal Property").

           D.    Intangible  Property.   The  following
described   intangible  property   (collectively,   the
"Intangible Property"):

                                            (i)     the
                         rights,  if any, of Seller  to
                         the  use  of the name "Bayport
                         Plaza  Office  Building"   and
                         "Bayport  Plaza Office  Tower"
                         as   a  designation  for   the
                         Building;

                                          (ii)  to  the
                         extent  assignable, the  plans
                         and  specifications  owned  by
                         Seller for the Building; and

                                         (iii)      all
                         rights of Seller to the Leases
                         (as      herein      defined),
                         certificate   of    occupancy,
                         governmental    permits    and
                         approvals  and  similar  items
                         for  the Property but only  to
                         the   extent  assignable   and
                         owned by Seller.

       2.     PURCHASE   PRICE:   The  purchase   price
("Purchase Price") to be paid by Purchaser for the Property is the amount of Forty Five Million Nine
Hundred Fifty Thousand ($45,950,000.00) U.S. Dollars.

          A.   Deposit:

                (1)   Deposit:  Within two (2) business
days   after  the  full  execution  of  this  Agreement
Purchaser shall deposit (by wire transfer) with ANNIS, MITCHELL, COCKEY, EDWARDS & ROEHN, P.A. (the "Escrow
Agent")  the  sum  of Four Hundred Fifty-Nine  Thousand
Five Hundred ($459,500.00) U.S. Dollars (the "Deposit") securing the obligations of Purchaser hereunder, which shall be held in escrow by the Escrow Agent in accordance with the terms and conditions of this Agreement.

                (2)  Non-Refundable Deposit:  Upon  the
expiration  of  the  Inspection  Period  described   in
Article  3(B) below without Purchaser having  exercised
its  right  of termination (time being of the essence),
the  entire  amount  of  the Deposit  shall  be  deemed
non-refundable; provided, however, Purchaser  shall  be
entitled  to  the  return  of "non-refundable"  Deposit
prior  to  the closing upon the Property, in the  event
Seller   fails  to  timely  cure  a  material   default
hereunder and Purchaser is not in default under any  of
its   obligations  hereunder  or  if   this   Agreement
otherwise expressly provides for the return of such Deposit to Purchaser.

                (3)   Interest Bearing Escrow  Account:
Any deposits received hereunder by the Escrow Agent shall be placed by Escrow Agent in an interest bearing escrow account at First Union National Bank of Florida
(the "Depository").  Purchaser represents to the Escrow
Agent that its U.S. taxpayer identification number is 06-603-3492. Any interest earned on the Deposit shall inure to the benefit of Purchaser unless Purchaser is in default of this Agreement, then it shall inure to the benefit of Seller.

           B.    Cash:  At closing, Purchaser shall pay
to  Seller the Purchase Price by federal wire  transfer
of  immediately available federal funds to  an  account
designated  by  Seller,  subject  to  adjustments   and
prorations  herein as more particularly  set  forth  in
Section  8B(6),  against which the Deposit  theretofore
paid to Escrow Agent shall apply.

     3.   INSPECTION PERIOD:

           A.    Access  to Property:  Subject  to  the
rights  of tenants and other occupants of the Building,
during  the term of this Agreement, Purchaser  and  its
counsel,  accountants, agents and other representatives
shall  have  access  to  the  Property  and  all  parts
thereof,  as  well  as  to all relevant  documents  and
records  of Seller, without representation or warranty,
as they relate to the title, occupancy and the physical
condition  of  the  Property  (the  "Seller's  Property
Data").   Seller  has made and will  continue  to  make
Seller's  Property  Data  within  its  possession  with
respect to the Property available to Purchaser for  its
examination,   during  normal  business   hours,   upon
Purchaser giving Seller not less than twenty-four  (24)
hours  prior  written  or telephonic  notice  during  a
business   day  specifying  the  date   and   time   of
Purchaser's arrival.  Subject to the rights of  tenants
and  other  occupants of the Building, Purchaser  shall
also  have the right to enter upon the Property at  any
time  after the Effective Date and through the  Closing
Date upon Purchaser giving Seller not less than twenty-
four  (24)  hours  prior written or  telephonic  notice
during  a  business day for the purpose  of  performing
surveying,   engineering,   environmental   tests   and
studies, and such other similar due diligence  work  as
Purchaser shall consider appropriate and shall have the
further  right  to make such inquiries of  governmental
agencies, utility companies and other like parties  and
to  make  such feasibility studies and analyses  as  it
considers  appropriate.  Purchaser  expressly  warrants
and  represents that it will not, without in each  case
obtaining Seller's prior written or telephonic approval
and  without a representative of Seller being  present:
(i)  contact any government agency or any tenant of the
Building,  (ii)  send  or deliver  any  correspondence,
questionnaires,  or  agreements  (whether  proposed  or
executed)  or  any  other documents to  any  government
agency or tenant of the Building, nor (iii) permit  any
of   Purchaser's  Agents  (as  herein   defined)   from
attempting or accomplishing any of the prohibitions set
forth  in clauses (i) or (ii) of this sentence.  In  no
event  shall  Purchaser's inspections or investigations
materially  interfere  with Seller's  business  or  any
tenant's   business  in  the  Building  and  shall   be
coordinated to the greatest extent possible to minimize any interference with the business of Seller and Seller's tenants and access is also subject to the terms of that certain Property Access Indemnification and Confidentiality Agreement previously executed by the parties. It is expressly understood and agreed to between the parties that John P. McNamara, Debra
Koehler, Barry Hanerfeld, Jack Wilson, Gary Welch, and such other persons as are designated in writing by Seller shall be deemed representatives of Seller for the purpose of this Article.

      Without  limiting the generality of the foregoing
in this Section 3.A, Purchaser acknowledges that Seller
has   provided  or  shall  provide  to  Purchaser   the
following, without representation and warranty:

               (1)  copies of all current tenant leases
and any guarantees thereof (collectively, the "Leases") in Seller's possession, which are described on Schedule
B attached to this Agreement,

                (2)  a rent roll for the Property dated
not later than the Effective Date, which is attached to this Agreement as Schedule C. The rent roll shall include (a) the identity of the tenant, (b) the date of the Lease, (c) the commencement date and expiration dates including option periods and the date of any amendments or modifications thereto, (d) the current fixed minimum monthly rent and Pass Through Charges;
(e) and the amount of any security deposit required under the Lease, if any, less any amounts previously applied or returned to tenant and

                (3)  copies of all equipment leases and
contracts  currently  relating  to  the  operation   or
maintenance  of  the  Property in  Seller's  possession
(collectively, the "Contracts"), which Contracts are be described on Schedule D attached to this Agreement and the Assignment and Assumption of Contracts to be executed by the parties at closing.

                (4)  a copy of a survey last dated June
28,  1996,  made  by  FLD&E  Surveying  (the  "Existing
Survey")

               (5)  a copy of Seller's existing owner's
title policy (the "Existing Title Policy")

                (6)   Property operating statement  for
the 1995 and 1996 calendar years and the 1997 partial year through June,

                (7)   copies of the most recent version
of the Property's 1997 operating budget,

               (8)  real estate tax bills for the 1994,
1995 and 1996 calendar years

                (9)  a summary of the leasing status on
current vacant space, expiring space through the end of 1997 and renewal options through the end of 1997

                (10)  a summary of historical occupancy
for the period beginning January, 1995 and ending June,
1997

                (11)  monthly  utility  bills  for  the
Property for the period beginning January, 1995 and ending June, 1997

                (12) the Management Agreement currently
in effect at the Property

                (13)  the standard form lease currently
in use at the Property

                (14)  a  listing of individual  capital
expenditures in excess of $10,000 incurred at the Property since January, 1995

                  (15)    the   as-built   plans    and
specifications for the Property, including soil reports

                (16) warranties, bonds or other similar
agreements currently in place at the Property

                (17)  Phase I Environmental report  for
the Property prepared by FGS, Inc. which report was completed in May, 1997

               (18) licenses and permits concerning the on-going operation of the Property

               (19) inventory for all personal property at the Property

                 (20)  details  regarding  any  pending
litigation or condemnation actions at or directly affecting the Property.

      Purchaser  shall  promptly  provide  Seller  with
complete  and  legible copies of  all  studies,  tests,
analysis,    reports,   plans,   surveys   and    title
commitments,  reports  and  updates  or  other  matters
prepared  by,  for,  or  on  behalf  of  Purchaser   or
Purchaser's    Agents    (as    hereinafter    defined)
(collectively, the "Purchaser's Property Data") but in no event later than three (3) business days after Purchaser's receipt of such Purchaser's Property Data.
Seller's Property Data and Purchaser's Property Data shall hereinafter be referred to as the "Property
Data".

          B.   Inspection Period/Right of Termination:

                 (1)   The  period  of  time  from  the
Effective  Date  through 5:00 P.M. EDT  on  October  2,
1997,  shall  be  defined as the  "Inspection  Period".
Subject to the provisions of Section 3.B.(3), Purchaser shall have the right to elect to terminate this Agreement by giving written notice (the "Purchaser's
Termination Notice") of such election to Seller at any time prior to the expiration of the Inspection Period;
provided, however, Purchaser's Termination Notice shall only be sent to Seller if Purchaser shall determine in the exercise of its reasonable discretion prior to the expiration of the Inspection Period that any of the following conditions to termination of this Agreement are met as of the date of Purchaser's Termination
Notice.

                       (a)     Purchaser   shall   have
determined,   based  upon  a  site   assessment   study
conducted  at Purchaser's sole expense by  a  qualified
engineering  firm  or environmental  firm  selected  by
Purchaser and approved by Seller in Seller's reasonable
discretion,   that  there  is  oil,   ash   substances,
hazardous materials, hazardous or toxic waste,  friable
and accessible asbestos containing materials present on
the   Property   in  an  amount  which  would   require
remediation under applicable environmental laws costing
in   excess  of  Fifty  Thousand  and  00/100   Dollars
($50,000.00), excluding any remediation as a result of conditions disclosed in a report entitled Phase I
Environmental  Site  Assessment prepared  by  FGS  Inc.
dated May 28, 1997, delivered to Purchaser prior to the Effective Date.

                       (b)     Purchaser   shall   have
determined,  based  upon  a  final  engineering   study
covering the Building and any other existing structures
on the Property, that there are material defects in any
roof,   curtain  wall,  foundation,  sprinkler   mains,
structural elements and masonry walls of the Building or related heating, ventilating and air conditioning, electrical, sanitation, water, or mechanical systems the cost to repair would exceed $100,000.00 and Seller has refused to reduce the Purchase Price by the aggregate amount of such repairs which are in excess of $100,000.00.

                       (c)     Purchaser   shall   have
reasonably determined,  that the Property as  presently
constructed  and used violates in any material  respect
applicable   federal  or  state  law  or   governmental
regulation  or  local ordinance, order  or  regulation,
including   but   limited  to  laws,   regulations   or
ordinances relating to land use, zoning, building use, and occupancy, fire protection, public health and safety, wetlands protection and protection of the environment.

                       (d)     Purchaser   shall   have
determined that the Leases, the income and expenses and tax bills for the Property do not conform in all material respects to the information contained in the offering memorandum prepared by The Financial Services
Group  of  Broker (as herein defined) entitled  Bayport
Plaza, Tampa, Florida, which offering memorandum was previously provided to Purchaser.

                      (e)   Purchaser  shall  not  have
obtained the approval of its Investment Committee to consummate this transaction.

               (2)  If for any reason whatsoever Seller
shall not have received Purchaser's Termination Notice prior to the expiration of the Inspection Period, time being of the essence, Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 3.B. and such right of termination shall be of no further force and effect.

                 (3)   Purchaser's  Termination  Notice
shall   state   with   sufficient   particularity   the
conditions  precedent  to  Purchaser's  obligation   to
purchase  the Property described in Sections 3.B.(1)(a)
through   (e)  above  which  have  not  been  satisfied
including   appropriate  backup   documentation   which
substantiates  the  claim and  Seller  shall  have  the
option,  but  not the obligation, exercised  by  giving
written  notice  of such election to  Purchaser  within
seven  (7)  days  of  Seller's receipt  of  Purchaser's
Termination Notice, to elect to use reasonable  efforts
to   cause   the   satisfaction  of  such   unsatisfied
conditions   precedent  as  specified  in   Purchaser's
Termination   Notice   which   unsatisfied    condition
precedents must be satisfied within thirty (30) days after Seller's election letter if Seller elects to satisfy such conditions, in which event, this Agreement shall not terminate as a result of Purchaser's delivery of the Purchaser's Termination Notice.

                (4)   In  the event Purchaser fails  to
provide written notice to Seller of its election to terminate this Agreement prior to the expiration of the Inspection Period, then Purchaser shall be deemed to have waived its right to terminate this Agreement under this Article 3.

            C.    Inspection  Period  Termination:   If
Purchaser  sends  Purchaser's  Termination  Notice   in
conformance  with this Agreement and  Seller  does  not
elect  to use reasonable efforts to cure the conditions
entitling  Purchaser  to  send Purchaser's  Termination
Notice  as  herein  provided,  the  Deposit  shall   be
returned  by Escrow Agent to Purchaser; all of Seller's
Property  Data and all other studies, leases, analysis,
reports,   plans,  abstracts  of  title,  and   surveys
respecting the Property delivered by Seller or on behalf of Seller to Purchaser and all of Purchaser's
Property Data shall be delivered by Purchaser to Seller; and, except as otherwise provided in this Article, the parties shall thereupon be relieved of any and all further responsibility hereunder and Seller and Purchaser shall, upon return of the Deposit by Escrow
Agent to Purchaser, execute and deliver to the other a general release stating the same. This provision shall survive the Closing and the early termination of this Agreement.

          D.   Inspection Indemnity:

               Notwithstanding anything to the contrary
in  this Agreement, Purchaser shall (i) immediately pay
or  cause to be removed any liens filed against any  of
the Property as a result of any actions taken by or  on
behalf  of  Purchaser;  (ii)  immediately  repair   and
restore  the Property and all improvements  thereon  to
its condition existing immediately prior to the conduct
of  Purchaser's entry thereon; (iii) indemnify,  defend
and  hold Seller harmless from and against all  claims,
damages or losses incurred to any Property or anyone on
the  Property  as  a  result of the  actions  taken  by
Purchaser,    any    of   its   officers,    directors,
shareholders,  partners,  members,  employees,  agents,
consultants,    representatives,    contractors,     or
affiliates of the foregoing or any entities or  persons
performing inspection activities or other activities on
their behalf (collectively, "Purchaser's Agents");  and
(iv) obtain public liability insurance naming Seller as
an  additional insured insuring against all claims  for
personal  or  bodily injury, death, or property  damage
occurring  on  or about the Property in an  amount  not
less  than $1,000,000.00 single limit coverage.  A copy
of   the   insurance  binder  evidencing  such   public
liability insurance, with evidence of the premium  paid
thereunder,   in   form   and   substance    reasonably
satisfactory  to  Seller and from an insurance  company
reasonably satisfactory to Seller, shall be provided to
Seller within two (2) business days after the Effective
Date.   This Article 3(D) is herein referred to as  the
"Inspection Indemnity". The terms and provisions of this Inspection Indemnity shall survive any termination of this Agreement.

       4.    LIMITED  REPRESENTATIONS,  WARRANTIES  AND
DISCLAIMER:

           A.    Qualifications  and  Limitations:   In
addition   to   any   conditions,  qualifications   and
limitations contained elsewhere in this Agreement,  all
representations  and warranties made  hereunder  (other
than  the  warranties to be contained in  the  deed  of
conveyance  and  other  Closing Documents)  are  hereby
expressly   limited  and  subject  to   the   following
conditions, qualifications and limitations:

                (1)  The representations and warranties
are  limited to the actual knowledge of Debra  Koehler,
Barry  Hanerfeld  and John McNamara,  solely  in  their
capacity  as  a  representative  of  Seller   and   not
personally; and

               (2)  Seller is not obligated to make any
independent investigations or inquiries to verify the accuracy of any representation or warranty made herein.

          B.   Seller's Representations and Warranties:
Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

                (1)   Duly Organized:  Seller  is  duly
organized and validly existing under the laws of the state of its formation. Seller has all requisite power and authority to execute, deliver, and perform this Agreement and each of the documents to be executed and delivered by Seller hereunder.

                 (2)    Duly  Authorized:   The  person
executing  this Agreement on behalf of Seller  is  duly
and  properly authorized by Seller to enter  into  this
Agreement and to convey the Property to Purchaser,  and
the   execution,  delivery,  and  performance  of  this
Agreement   by  Seller  has  been  duly   and   validly
authorized  by  all necessary action  on  the  part  of
Seller   and   all  required  corporate  consents   and
approvals have been or will be duly obtained.

                (3)  No Conflicts:  This Agreement, and
the  documents to be executed by Seller hereunder  will
not  and do not contravene any provision of the limited
partnership  documents of Seller, any judgment,  order,
decree, writ or injunction issued against Seller or any
provision  of  any  laws  applicable  to  Seller.   The
consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement which Seller or any of its assets are subject or bound and will not result in a violation of any laws applicable to Seller.

                (4)   Litigation:  There are no pending
actions, suits, proceedings, or investigations to which
Seller   is   a  party  before  any  court   or   other
governmental authority which may have a materially adverse impact on the transactions contemplated hereby.

                  (5)     Reinstatement   of   Seller's
Representations: The representations and warranties of Seller set forth in this Section 4.B and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon execution of this Agreement, shall be deemed to be repeated on and as of the Closing
Date (except as they relate only to an earlier date or a change in fact or circumstance since the Effective
Date).

           C.    DISCLAIMER:   (1)  Except  as  may  be
expressly  provided in the Agreement to  the  contrary,
Purchaser warrants and acknowledges to and agrees  with
Seller that Purchaser is purchasing the Property in "AS
IS"  condition  and specifically and expressly  without
any  other  warranties, representations or  guarantees,
either express or implied, of any kind, nature, or type
whatsoever from or on behalf of Seller (other than  the
warranties  to  be  contained in the  Special  Warranty
Deed).   Without in any way limiting the generality  of
the   immediately  preceding  sentence,  Purchaser  and
Seller  further acknowledge and agree that in  entering
into this Agreement and purchasing the Property, Seller
has  not  made,  will not and does not make  any  other
warranties  and  representations,  whether  express  or
implied,  with  respect  to the  Property,  the  value,
profitability,    developability,   or    marketability
thereof, or of any of the appurtenances, facilities, buildings, improvements, fixtures or equipment thereon;
and upon the closing, Purchaser shall be deemed to have made such legal, factual and other inquiries and investigations as Purchaser deems necessary, desirable or appropriate with respect to the Property.

                 (2)    Purchaser   acknowledges   that
Purchaser has had and will be given pursuant to this Agreement an adequate opportunity to make such legal and factual and other inquiries and investigations as Purchaser deems necessary, desirable or appropriate with respect to the Property.

                 (3)    Except  as  may  be   otherwise
specifically  set forth in this Agreement  and  in  the
Special  Warranty Deed, and without in any way limiting
the  generality  of  the preceding  subsections  4.C(1)
and/or 4.C(2), Purchaser specifically acknowledges  and
agrees  that  upon  closing  of  the  purchase  of  the
Property under this Agreement, it waives, releases  and
discharges any claim it has, might have had or may have
against  Seller  with respect to the condition  of  the
Property,  either  patent or latent, or  any  agreement
relating   to  the  Property,  and  including   without
limitation, the actual or potential income  or  profits
to  be  derived  from the Property, the  real  property
taxes  or assessments now or hereafter payable thereon,
the   compliance  with  any  environmental  protection,
pollution, land use or other laws, rules, regulations or requirements, and any other facts which exist with respect to the Property.

                (4)  "RADON GAS" - Radon is a naturally
occurring radioactive gas that, when it has accumulated
in  a  building in sufficient quantities,  may  present
health  risks  to persons who are exposed  to  it  over
time.   Levels of radon that exceed Federal  and  State
guidelines  have  been found in buildings  in  Florida.
Additional  information  regarding  radon   and   radon
testing may be obtained from your county public health unit. Seller does not make any representation, express or implied, as to the presence or absence of Radon Gas at the Property.

                (5)   The terms and provisions of  this
Article 4(C) shall survive the Closing.

            D.     Florida  Building  Energy-Efficiency
Rating   Act.   Purchaser  acknowledges  that  it   has
received  the  disclosures required under  the  Florida
Building Energy-Efficiency Rating Act (Florida  Chapter
553) and Purchaser waives its right to have the Building's energy-efficiency ratings determined.

             E.     Purchaser's   Representations   and
Warranties:   Purchaser  represents  and  warrants   to
Seller as of the date hereof and as of the Closing Date as follows:

                (1)  Duly Organized.  Purchaser is duly
formed and validly existing and organized under the state of its formation and is qualified to transact business in the State of Florida. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and each of the documents to be executed by Purchaser hereunder.

               (2)  Duly Authorized.  Purchaser has the
full,  legal  right,  power,  authority  and  financial
ability  to execute and deliver this Agreement and  all
documents  now  or  hereafter  to  be  executed  by  it
pursuant   to   this   Agreement   (collectively,   the
"Purchaser's    Documents"),    to    consummate    the
transactions  contemplated hereby, and to  perform  its
obligations   hereunder  and  under   the   Purchaser's
Documents.   The  execution of this Agreement  and  the
Purchaser's   Documents  has  been  duly  and   validly
authorized by all necessary action on the part of Purchaser and all applicable partnership and corporate consents and approvals have been or will be duly obtained by the Closing Date.

                (3)   No Conflict.  This Agreement  and
the   Purchaser's  Documents  do  not  and   will   not
contravene any provision of the corporate documents  of
Purchaser,  any  judgment,  order,  decree,   writ   or
injunction issued against Purchaser or any provisions of any laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any laws applicable to Purchaser.

                (4)   Litigation.  There are no pending
actions, suits, proceedings or investigations to  which
Purchaser  is  a  party  before  any  court  or   other
governmental authority which may have a materially adverse impact on the transactions contemplated hereby.

                 (5)    Reinstatement  of   Purchaser's
Representations.  The representations and warranties of
Purchaser  set forth in this Section 4.E. and elsewhere
in  this  Agreement shall be true, accurate and correct
in   all  material  respects  upon  execution  of  this
Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date).

          5.    TITLE,  SURVEY, PENDING OPERATIONS  AND
          CONDITIONS TO CLOSING:

           A.   Title Commitment:  Within five (5) days
of the Effective Date, Purchaser shall order an owner's
title  insurance  commitment (the  "Title  Commitment")
issued  by First American Title Insurance Company  (the
"Title  Insurance  Company") for the  Property  in  the
amount  of the Purchase Price and committing the  title
insurer  to  issue  an Owner's Title  Insurance  Policy
covering  the Property in favor of Purchaser  upon  the
recording of the deed from Seller (the "Title Policy"),
which  shall  be  free  and  clear  of  all  liens  and
encumbrances,   except   for  all   laws,   ordinances,
statutes, orders, requirements and regulations to which
the   Property  is  subject,  all  facts  and   matters
evidenced   by  the  Existing  Survey,  all  easements,
covenants and restrictions of record described in First
American   Title   Insurance  Company  Commitment   No.
FAC-1198 with an effective date of July 22, 1997, at 8:00 A.M., except for Notice of Commencement recorded in O. R. Book 8626, Page 918 of the public records of Hillsborough County, Florida, parties in possession under written leases, unrecorded easements (unless a survey acceptable to the Title Insurance Company is timely delivered to the Title Insurance Company by Purchaser) and the standard survey exception (unless a survey acceptable to the Title Insurance Company is timely delivered to the Title Insurance Company by Purchaser), taxes and assessments for the year 1997 and subsequent years and any other title and survey matter not timely objected to, accepted or deemed accepted by Purchaser pursuant to the terms of this Agreement
(collectively the "Permitted Exceptions"). The cost of the Title Commitment and Title Policy shall be born and paid by Purchaser. Any matter disclosed by the Title
Commitment or the survey described below, other than a Permitted Exception, not timely objected to or waived by Purchaser shall be deemed a Permitted Exception.

           B.    Title Objections:  If Purchaser  shall
have  any objection with respect to the status  of  the
title  to  the Property, and such objection  is  not  a
Permitted  Exception, Purchaser shall notify Seller  of
such  objections  within five (5)  days  following  the
receipt of the Title Commitment and the Survey  of  the
Property  ("Purchaser's  Objection  Letter").   In  the
event the Purchaser's Objection Letter states that  the
Title Commitment reflects any condition other than  (i)
the   Permitted   Exemptions;   (ii)   liens,   claims,
exceptions  or encumbrances which Seller  shall  either
pay  or transfer to bond at or prior to the closing  of
the  Property  or  that  the Title  Insurance  Company,
without  additional cost to Purchaser, shall be willing
to  (A)  omit as exceptions to coverage or  (B)  except
with insurance against collection out of or enforcement
against   the  Property;  (iii)  any  fact  or   matter
evidenced  by the Existing Survey; or (iv)  a  recorded
instrument  which  does  not  unreasonably  impair   or
interfere with the development, or use of the Property,
and  which condition shall render the title other  than
good  and marketable, as herein provided, Seller  shall
exercise  reasonable efforts to attempt  to  cure  same
(provided  that under no circumstances shall Seller  be
obligated   to  (x)  institute  or  defend  any   legal
proceedings;  or  (y) to incur expenses  in  excess  of
Twenty Five Thousand and 00/100 Dollars ($25,000.00) in
the  aggregate  in connection with the curing  of  such
title objections); and if such Seller is unable to cure
such title condition or objection prior to the later of
the  Closing Date or thirty (30) days from  receipt  of
such notice, so as to render title good and marketable,
then this Agreement shall terminate, the parties hereto
shall be relieved of any further liability arising  out
of  or with respect to this Agreement and neither party
shall  have any further liability or obligation to  the
other  (other than Purchaser's liability under  Article
3(D)   entitled  "Inspection  Indemnity"  which   shall
survive  any termination of this Agreement),  in  which
event  Purchaser  shall be entitled  to  the  immediate
refund  of the Deposit and Purchaser shall deliver  the
Property   Data  to  Seller,  or  Purchaser   may,   at
Purchaser's option, require such Seller to deliver title to the Property in its then existing condition.

           C.    Survey:  Within twenty (20) days after
the  Effective Date but in no event later than five (5)
business days prior to the Closing Date, Purchaser,  at
Purchaser's  sole  cost and expense, shall  obtain  and
deliver  to  Seller and the Title Insurance  Company  a
survey  of the Property prepared by a surveyor licensed
to  practice in the state of Florida, duly certified to
Seller,  Purchaser  and  the  Title  Insurance  Company
issuing  the  Title  Commitment  and  their  respective
successors  and  assigns  (the  "Survey").   The  final
boundaries of and legal description for the Land  shall
be  determined  by  the Survey, subject  to  the  Title
Insurance Company's approval.  In the event the  Survey
shows  any condition which is not a Permitted Exception
and  which shall render Seller's title other than  good
and  marketable,  including, but  not  limited  to  any
encroachments,   overlaps,  gores,  strips,   gaps   or
hiatuses,  then  such  defects  will  constitute  title
objections subject to the provisions of subsection 5.B)
entitled  "Title Objections", provided  that  Purchaser
timely  notifies  Seller  of such  title  objection  as
required  by  subsection 5.(B)  above.   Purchaser,  at
Purchaser's expense, may obtain any required updates of the Survey in order to delete the standard exception for encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the Premises, subject to any Permitted Exceptions on the Survey.

          D.   Operations Pending Closing:

               (1)  Seller will continue to operate the
Property  in the normal course of Seller's business  up
to   the  Closing  Date.   Seller  shall  maintain  the
Property in substantially the same condition as existed
as  of the Effective Date, reasonable wear and tear and
damage  by casualty and condemnation excepted,  without
waste,  and  shall conduct all reasonable  repairs  and
maintenance  of  the Property with  the  frequency  and
quality   that   such  repairs  and  maintenance   were
conducted  prior to the Effective Date.   Seller  shall
maintain all insurance that existed as of the Effective
Date.   Seller  shall  be  entitled  to  terminate  all
Contracts  as  of  the  Closing Date  unless  Purchaser
delivers written notice to Seller before the expiration
of  the  Inspection Period describing  which  Contracts
Purchaser  desires to assume, subject to the  terms  of
the   particular   Contract  regarding   assignability.
Nothing contained herein shall prevent Seller from acting to prevent loss of life, personal injury or property damage in emergency situations or prevent
Seller from performing any act with respect to the Property which may be required by any Lease, applicable law, rule or government regulations.

                 (2)   During  the  Inspection  Period,
Seller  must  give Purchaser notice of  its  intent  to
enter  into  any  new Lease or to modify  any  existing
Lease  at  least forty-eight (48) hours  before  Seller
executes  the  same.  Seller agrees to  give  Purchaser
copies  of such new Leases or modifications of existing
Leases  within three (3) business days after  execution
by  Seller and the tenant.  Purchaser acknowledges that
Purchaser  will  not  have  the  right  to  approve  or
disapprove  of  any  new Lease or modification  to  any
existing  Lease  prior  to the end  of  the  Inspection
Period.   After the end of the Inspection  Period,  and
assuming  that  the  Agreement is  in  full  force  and
effect,  then  Seller must obtain  from  Purchaser  its
prior  written  approval of any new Lease  or  material
modification of any existing Lease, which approval will
not  be  unreasonably withheld or  delayed.   Purchaser
shall  be deemed to have disapproved such new Lease  or
material modification of the existing Lease if it  does
not  give  its  written consent to such  new  lease  or
modification  within five (5) days after  Seller  sends
such  new  Lease  or  modification  to  Purchaser   for
Purchaser's  approval.  If Seller enters into  any  new
lease  or materially modifies any existing Lease  after
the  Effective Date, Seller will receive on the closing
statement a credit for any leasing commissions,  tenant
improvement  costs,  tenant finish  plan  costs,  space
planning  costs, or architectural costs paid by  Seller
with  respect to such lease prior to the  Closing.   If
Seller enters into any new Lease or modifies any existing Lease after the Effective Date and this transaction closes, Purchaser will be responsible for all leasing commissions, tenant improvement costs, tenant finish plan costs, space planning costs, and architectural costs, for the new or modified lease which are due after the Closing and shall indemnify and hold Seller harmless from and against all such costs, which indemnity shall survive Closing.

                (3)   Seller shall deliver to Purchaser
on  or  before  the  Closing Date the  tenant  estoppel
certificates  substantially in the form  of  Exhibit  G
attached  hereto from tenants occupying eighty  percent
(80%)  of  the leased space at the Property which  must
include the Leases with those tenants listed on Exhibit
H  attached hereto and incorporated herein by reference
(the "Required Tenants").  In the event Seller does not
deliver  the requisite number of estoppel letters,  the
Seller,  at  Seller's  option, may  sign  an  affidavit
affirming  the  same information as  contained  in  the
tenant estoppel certificate for such space equal to the
difference  between  (i) eighty percent  (80%)  of  the
leased  space  and  (ii)  the amount  of  leased  space
occupied   by  tenants  who  have  delivered   estoppel
letters.  Notwithstanding the foregoing, Seller may not
deliver an affidavit for the Required Tenants.  To  the
extent that Seller delivers an affidavit rather than an
estoppel  letter and after Closing obtains the estoppel
letter,  then Seller shall have the right  to  exchange
the estoppel letter for the affidavit and the affidavit
shall  be  null  and void and of no further  force  and
effect   upon  delivery  of  the  appropriate  estoppel
letters.   In  the  event Seller does not  deliver  the
requisite  number  of  estoppel  letters  or  does  not
provide  the  requisite affidavits then notwithstanding
any provision to the contrary, this shall not be deemed
to  be  a default by Seller and Purchaser's only remedy
shall  be to terminate this Agreement and in that event
the  Deposit  shall  be returned  by  Escrow  Agent  to
Purchaser, all of Seller's Property Data and all  other
studies, leases, analysis, reports, plans, abstracts of
title and surveys respecting the Property delivered  by
Seller  or on behalf of Seller to Purchaser and all  of
Purchaser's   Property  Data  shall  be  delivered   by
Purchaser to Seller; and, except as otherwise  provided
in   the   Inspection  Indemnity,  the  parties   shall
thereupon   be   relieved  of  any  and   all   further
responsibility  hereunder  and  Seller  and   Purchaser
shall, upon return of the Deposit by Escrow Agent to Purchaser, execute and deliver to the other party a general release stating the same. This Article shall survive the Closing.

           E.   Conditions to Closing.  The obligations
of   Seller  and  Purchaser  to  be  performed  by  the
respective  parties  pursuant  to  this  Agreement  are
subject  to the Property being at least ninety  percent
(90%)leased  and occupied on October 15, 1997  (and  on
the  Closing Date if the Closing Date is delayed  as  a
result of the default of Seller or if the Closing  Date
is delayed because Seller needs additional time to cure
a  title condition or objection), or tenants are paying
rent  on  at least ninety percent (90%) of the Building
on  October  15, 1997 (and on the Closing Date  if  the
Closing  Date is delayed as a result of the default  of
Seller or if the Closing Date is delayed because Seller
needs  additional  time to cure a  title  condition  or
objection).   For the purpose of this  Article,  it  is
expressly understood and agreed to between the  parties
that   the   existing   vacant  space   consisting   of
approximately 1,102 square feet located  on  the  tenth
floor   shall  not  be  taken  into  consideration   in
calculating  the  square footage that is  being  leased
and/or  occupied or for which tenants are paying  rent.
Purchaser  acknowledges  and  accepts  the  facts  that
approximately 1,102 square feet located  on  the  tenth
floor  is not leased and not occupied and is not  taken
into consideration in calculating the square footage of
the  Property which is leased and occupied or for which
tenants  are  paying  rent.   In  the  event  that  the
Property  is  not at least ninety percent (90%)  leased
and  occupied on October 15, 1997 (and on  the  Closing
Date if the Closing Date is delayed as a result of  the
default  of  Seller or if the Closing Date  is  delayed
because  Seller needs additional time to cure  a  title
condition or objection), or tenants are not paying rent
on  at  least  ninety percent (90%) of the Building  on
October  15,  1997  (and on the  Closing  Date  if  the
Closing  Date is delayed as a result of the default  of
Seller or if the Closing Date is delayed because Seller
needs  additional  time to cure a  title  condition  or
objection), then either party shall have the  right  to
terminate the Agreement by giving written notice to the
other  party  and  in that event the Deposit  shall  be
returned  by Escrow Agent to Purchaser, all of Seller's
Property  Data and all other studies, leases, analysis,
reports,   plans,  abstracts  of  title   and   surveys
respecting  the  Property delivered  by  Seller  or  on
behalf  of  Seller to Purchaser and all of  Purchaser's
Property  Data  shall  be  delivered  by  Purchaser  to
Seller;  and,  except  as  otherwise  provided  in  the
Inspection  Indemnity, the parties shall  thereupon  be
relieved   of   any  and  all  further   responsibility
hereunder and Seller and Purchaser shall, upon return of the Deposit by Escrow Agent to Purchaser, execute and deliver to the other party a general release stating the same.

     6.   CLOSING:

           A.    Closing.  The purchase and sale of the
Property  shall close on October 15, 1997 (the "Closing
Date"). The closing shall take place at the offices of the Escrow Agent in Tampa, Florida, or such other place as Seller may designate, and shall begin at 10:00 A.M.
and continue until finally closed.

     7. ADJUSTMENTS: At closing, the following items shall be borne, adjusted, prorated or assumed by or between Seller and Purchaser, as follows:

          A.   Adjustments and Prorations:

                (1)   Real estate and personal property
taxes  shall be prorated as of 11:59 P.M. on  the  date
immediately preceding the Closing Date (the  "Proration
Date")  on  the basis of the taxes paid  for  the  most
recent tax year with maximum discount allowed (i.e., as
if  taxes  were paid in November of the year for  which
the tax is assessed).  Notwithstanding anything in this
Agreement  or  any of the documents to be delivered  by
Seller at closing to the contrary, Seller shall reserve
and  retain  the  right,  but not  the  obligation,  to
challenge the amount of real estate taxes and  assessed
value of the Property for the 1997 tax year as well  as
prior  tax  years  (the  "Tax Protest")  and  Purchaser
agrees to reasonably cooperate with Seller in any  such
Tax  Protest.   If Seller's Tax Protest is  successful,
Seller shall be entitled to be reimbursed for its reasonable fees and costs incurred in connection with the Tax Protest and, after Seller's reimbursement for its reasonable fees and costs, any remaining portion of the tax refund shall be apportioned between Seller and Purchaser on the basis of the Proration Date.

                (2)   Certified, confirmed and ratified
governmental  liens as of the Proration Date  shall  be
paid  by  Seller.   Pending liens as  of  the  date  of
closing shall be assumed by Purchaser.

                (3)   Rent and other income or  charges
received  under  Leases in effect on the  Closing  Date
shall be prorated through the Proration Date. Rents are
delinquent when payment thereof is due on or  prior  to
the  Closing Date, but has not been made by the Closing
Date.  As to any Rents which are less than thirty  (30)
days  delinquent, the Purchaser shall, from  the  first
sums  received  from any delinquent tenant,  remit  any
moneys  due  Seller, as they are collected, to  Seller.
With  respect to any Rents which are delinquent for  at
least thirty (30) days, Seller shall not be entitled to
receive such moneys from those delinquent tenants whose
Rent is delinquent for more than thirty (30) days as of
the  Closing  Date unless such tenants are  current  in
their rental obligations for periods occurring from and
after  the  Closing  Date.   Purchaser  shall  not   be
required  to  initiate  or pursue  any  collections  on
behalf of Seller or terminate any Lease to comply  with
this  provision.  With respect to  accounts  receivable
attributable to sums to which Seller shall be  entitled
hereunder, Purchaser agrees that it will not waive  nor
settle  any  claim  with respect  to  such  receivables
without the prior written consent of Seller.  Purchaser
agrees  that any payments due to Seller as a result  of
collected  delinquent  rentals  shall  be  payable   by
Purchaser to Seller upon receipt thereof.

                (4)   Utilities bills shall be prorated
through the Proration Date with Seller responsible  for
utilities  up  to  the  Proration  Date  and  Purchaser
responsible  for  utilities for the  period  after  the
Proration  Date.  To the extent that any utility  bills
are not the direct responsibility of any tenant, Seller
shall use reasonable efforts to transfer, to the extent
transferable, all utilities to Purchaser's name  as  of
the  Closing  Date and to receive a direct  final  bill
from the provider of utilities outside of closing.   If
utility  billings or meter readings as of the Proration
Date are not available for any utility service, the charges therefor shall be adjusted at the closing on the basis of the per diem charges for the most recent prior period for which bills were issued, and shall be further adjusted within ninety (90) days after the Closing Date on the basis of the actual bills for the current period. To the extent that any expenses paid by Seller are reimbursable by tenants, Purchaser shall collect such reimbursements on behalf of Seller and promptly remit such amounts to Seller upon receipt.

                (5)   All  Contracts  and  other  items
normal to the operation and maintenance of the Property which require payments either in advance or in arrears for periods which begin prior to the Proration Date or end thereafter and any items of miscellaneous income attributable to the Property shall be prorated between Seller and Purchaser as of the Proration Date with Seller responsible for the period through the Proration
Date  and  Purchaser for the period after the Proration
Date. To the extent that any expenses paid by Seller are reimbursable by Tenants, Purchaser shall collect such reimbursements on behalf of Seller and promptly remit such amounts to Seller upon receipt.

               (6)  Any tenant security deposits to the
extent  not  previously utilized by Seller and  prepaid
rents  are  to  be  paid or credited  to  Purchaser  at
Closing.    Purchaser  agrees  that  if  Seller   gives
Purchaser a list of the tenants entitled to receive the
return  of  a  security deposit and the amount  of  the
security  deposit  that  is  to  be  returned  to   the
applicable tenant, and if the aggregate amount of all security deposits to be returned to all of the tenants is less than or equal to the tenant security deposits paid to Purchaser at Closing, then Purchaser shall indemnify Seller for the failure to pay such security deposits described in the list to the tenant(s) at the expiration of the tenant's Lease and such indemnity shall survive Closing.

                (7)  Purchaser shall be responsible for
the  leasing  commissions, tenant  improvements  costs,
space planning and architectural costs outstanding,  as
described in Section 5.D(2) of this Agreement, for  any
new Lease or modification of any existing Lease entered
into  after  the  Effective Date.  Notwithstanding  the
foregoing,   any   real   estate  commissions,   tenant
improvement costs, space planning and architectural costs which arise as a result of a renewal of any Lease after the Closing shall be the responsibility of Purchaser even if the Lease was executed prior to the Effective Date and the Lease contained a renewal option.

               (8)  Seller shall be responsible for and
shall  pay  at  the  closing, the leasing  commissions,
tenant   improvement   costs,   space   planning    and
architectural  costs, for any Lease or modification  of
Lease  executed  prior to the Effective  Date  of  this
Agreement.  If a Lease is modified after the  Effective
Date,  then  Purchaser  shall be  responsible  for  the
leasing  commissions, tenant improvement  costs,  space
planning  and  architectural  costs  relating  to   the
modification.

               (9)  The amounts of any deposits held by
utilities or other persons or entities which are assigned by Seller to Purchaser at the closing shall be reimbursed by Purchaser to Seller at the Closing.

                (10)  Except  as otherwise specifically
provided in the Agreement, all other items of income and expenses pertaining to the Property shall be prorated as of the Proration Date.

               (11) Any such adjustments not determined or not agreed upon as of the Closing Date shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, in cash as soon as practicable following the Closing Date but in no event later three
(3) months after the Closing Date.

          B.   Adjustment of Pass Through Charges After
Closing:   Purchaser acknowledges that Seller,  as  the
landlord  under the Leases, incurs certain common  area
maintenance   and  other  charges  regarding   Seller's
operation  and  maintenance of the  Property  and  that
tenants   reimburse  Seller  for  such  operation   and
maintenance charges by paying their pro rata share on a
monthly    basis   of   such   charges   and   expenses
(collectively, the "Pass Through Charges").   Prior  to
the  end  of  the Property's fiscal year, Seller  shall
deliver  to Purchaser a calculation of the Pass Through
Charges  for  the  Property's fiscal  year  up  to  the
Closing Date certified as true and correct by a general
partner  of Seller.  Notwithstanding anything  in  this
Agreement to the contrary, after the Closing  Date  and
within  one hundred fifty (150) days after the  end  of
the  Property's fiscal year, Purchaser shall  calculate
all  Pass  Through  Charges for the  year  and  provide
Seller  with a copy of such year end summary,  together
with a certification by Purchaser that such summary  is
true  and  correct  in all material respects.   If  the
actual cost of the Pass Through Charges is greater than
the   amount  of  the  Pass  Through  Charges  actually
assessed the tenants of the Building, Purchaser shall use all reasonable efforts to collect the difference from the tenants and promptly remit to Seller Seller's portion as of the Proration Date of such amounts collected by Purchaser. If the actual cost of the Pass
Through Charges is less than the Pass Through Charges paid by tenants, then Seller shall reimburse Purchaser for its proportionate share of such overcharges.

          C.   Closing Costs:

      Each party shall bear the fees and charges of its
respective     attorneys,    consultants,    engineers,
accountants, architects and other professionals and/or representatives;

                (1)   Seller  shall  pay  the  cost  of
recording any corrective instruments.

               (2)  Purchaser shall pay the cost of (i)
state documentary stamp taxes which are required to  be
affixed  to the Special Warranty Deed, (ii) the owner's
Title  Commitment  and Policy, and  all  related  title
searches,  examination fees and  closing  charges  (the
parties  agree that Purchaser's counsel, Tripp,  Scott,
Conklin  &  Smith, P.A., shall be the  title  insurance
agent  on the title insurance to be issued pursuant  to
this  Agreement), (iii) recording the Special  Warranty
Deed,   (iv)  any  mortgage  recording  fees  and   any
documentary stamps or intangible taxes related to the financing of the Purchase Price, and (iv) the Survey.

           D.    If as of October 15, 1997, (and on the
Closing Date if the Closing Date is delayed as a result
of  the  default  of Seller or if the Closing  Date  is
delayed because Seller needs additional time to cure  a
title condition or objection) the Property is more than
ninety  percent (90%) but less than one hundred percent
(100%) leased and occupied, the Purchaser shall receive
a  credit  against  the Purchase  Price  equal  to  the
product  of  (i)  the square footage  of  unleased  and
unoccupied  space  for  which  no  tenant   is   paying
rent, and (ii) Fifteen and 00/100 Dollars ($15.00).  It
is  expressly  understood and  agreed  to  between  the
parties  that  for  the purposes of  this  Article  the
existing vacant space consisting of approximately 1,102
square  feet  located on the 10th floor  shall  not  be
taken  into  consideration in  calculating  the  square
footage   that  is  leased  and  occupied.    Purchaser
acknowledges  and  agrees that  the  approximate  1,102
square  feet  is  not  leased  and  not  occupied   and
notwithstanding   any  provision   to   the   contrary,
Purchaser   shall  not  receive  the  Fifteen   Dollars
($15.00) credit for the 1,102 square feet located on the 10th floor even if such space is not leased and/or not occupied.

           E.    Survival:  This Section shall  survive
the Closing.

     8.   CLOSING DOCUMENTS:

            A.      Seller's  Closing  Documents:    At
closing, Seller shall execute and deliver to the  Title
Insurance  Company  the  following  ("Seller's  Closing
Documents"):

                 (1)    Counterpart  of   the   closing
statement;

                (2)   Special Warranty Deed subject  to
the Permitted Exceptions in the form attached hereto as Exhibit B;

                 (3)   A  Seller's  Affidavit  in  form
attached hereto as Exhibit C;

                (4)  Non-foreign Affidavit as permitted
by Section 1445 of the Internal Revenue Code, as amended, and the regulations promulgated thereunder;

                (5)  Such corrective instruments as may
be required to deliver good and insurable title, subject to the provisions of Article 4 hereof;

                (6)   An  Assignment and Assumption  of
Leases in the form attached hereto as Exhibit D, along with all available original Leases;

                 (7)    A   Bill   of   Sale,   without
representation or warranty, for the Personal Property in the form attached hereto as Exhibit E;

                (8)   An  Assignment and Assumption  of
Permits,   Plans,   Approvals,  Contracts   and   Other
Intangibles in the form attached hereto as Exhibit F, along with all available original Contracts;

                 (9)   Seller  shall  deliver  to   the
Purchaser the tenant estoppel certificates to the extent it has received such estoppel certificates pursuant to the terms of this Agreement; and

               (10) A notice to tenants of the Property in a form mutually agreeable to Seller and Purchaser informing the tenants of the sale of the Property and the transfer of the security deposits to the extent applicable;

                (11)  All  other documents as Purchaser
and   Seller   shall  mutually  agree  are   reasonably
necessary or advisable to consummate the transactions contemplated hereby; provided that such documents shall be without warranty or representation of any kind; and

          B.   Purchaser's Closing Documents and Funds:
At closing, Purchaser shall execute and deliver to Seller the following ("Purchaser's Closing Documents and Funds"):

               (1)  Counterpart of Closing Statement;

                (2)   The Assignment and Assumption  of
Leases;

                (3)   The Assignment and Assumption  of
Permits,   Plans,   Approvals,  Contracts   and   Other
Intangibles;

                (4)   A  notice to the tenants  of  the
Property in a form mutually agreeable to Seller and Purchaser informing the tenants of the sale of the Property and the transfer of the security deposits to the extent applicable;

                (5)   All other documents necessary  or
advisable to consummate the transaction contemplated hereby; and

                (6)   The  applicable  Purchase  Price,
increased  or  decreased  by  credits,  prorations  and
adjustments as permitted pursuant to this Agreement, in
the  form  of  a  confirmed federal  wire  transfer  of
immediately  available  federal  funds  on  or   before
11:00 a.m. on the Closing Date.

     9.   DEFAULT:

           A.    If any of Seller's representations and
warranties  contained herein shall  not  be  materially
true  and correct in any material respect, or if Seller
shall  have  failed to perform in any material  respect
any of the covenants and agreements contained herein to
be  performed by Seller within the time for performance
as  specified herein (including Seller's obligation  to
consummate   the  transactions  contemplated   hereby),
Purchaser  as and for its sole and exclusive  remedies,
shall be entitled to either (i) elect to terminate this
Agreement and receive the return of the Deposit (unless
already  credited  against the  Purchase  Price);  (ii)
elect  to waive any such conditions or defaults and  to
consummate  the  transactions  contemplated   by   this
Agreement  in the same manner as if there had  been  no
conditions or defaults and without any reduction in the
Purchase  Price and without any further  claim  against
Seller;   or   (iii)  file  an  action   for   specific
performance of this Agreement to compel Seller to close this Agreement in accordance with the terms hereof.

           B.    If  any of Purchaser's representations
and warranties contained herein shall not be materially
true  and correct in any material respect, or Purchaser
shall  have failed to perform in any material  respect,
any of the covenants and agreements contained herein to
be   performed  by  Purchaser  within  the   time   for
performance  as specified herein (including Purchaser's
obligation  to consummate the transactions contemplated
hereby),  Seller shall be entitled to as  and  for  its
sole  and  exclusive  remedy, receive  the  Deposit  as
liquidated  damages and not as a penalty or forfeiture,
actual   damages  being  difficult  or  impossible   to
measure.

           C.    As  used in this Agreement,  the  word
"default" is to mean that a party hereto has breached a
term,  covenant  or  condition contained  herein;  and,
except for the failure to timely deliver any Deposit or
any other portion of the Purchase Price and the failure
to  timely  close  for which there shall  be  no  grace
period,  such party has failed to cure same within  ten
(10) days from receipt of written notice from the other
party specifying the nature of the alleged default.  No
default shall become actionable until the expiration of
any applicable cure period with the default unremedied.
No  delay  or omission in the exercise of any right  or
remedy  accruing to one party upon any  breach  by  the
other  party  under  this Agreement shall  impair  such
right  or remedy or to be construed as a waiver of  any
such  breach theretofore or thereafter occurring.   The
waiver by one party of any condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition contained herein.

     10.  BROKERAGE:  Purchaser and Seller represent to
each  other  that  no broker, other  than  Cushman  and
Wakefield  of  Florida, Inc. (the "Broker"),  has  been
involved  in  this transaction.  Seller agrees  to  pay
Broker a real estate brokerage commission pursuant to a
separate  agreement  if,  and  only  if,  the   Closing
contemplated   by  this  Agreement  occurs.    If   the
transaction  contemplated by this  Agreement  fails  to
close  for  any reason, including a default by  Seller,
Seller  shall owe no obligation to Broker for the  real
estate  brokerage commission.  In the event  any  claim
for brokerage commissions or fees are ever made against
the Broker, Seller or Purchaser in connection with this
transaction, all such claims shall be contested or paid
by  the party whose actions or alleged commitments form
the  basis  of  such claim.  Seller further  agrees  to
indemnify and hold harmless Purchaser from and  against
any  and all such claims or demands with respect to any
brokerage   fees  or  agent's  commissions   or   other
compensation   asserted  by   any   person,   firm   or
corporation  in connection with this Agreement  or  the
transactions  contemplated hereby arising from  actions
or  alleged  commitments of Seller.  Purchaser  further
agrees  to indemnify and hold harmless Seller from  and
against any and all such claims or demands with respect
to  any brokerage fees or agent's commissions or  other
compensation   asserted  by   any   person,   firm   or
corporation  in connection with this Agreement  or  the
transaction contemplated hereby arising from actions or
alleged  commitments of Purchaser.   Broker  agrees  to
indemnify and hold Seller and Purchaser harmless from and against any and all claims or demands for any brokerage commissions or fees or agent's commissions or other compensation asserted by any person, firm or corporation in connection with this Agreement or the transaction contemplated hereby arising from actions or alleged commitments of the Broker.

      11.   ASSIGNMENT:  Purchaser shall not  have  the
right  to  assign or transfer any of its  rights  under
this  Agreement  without obtaining  the  prior  written
consent of the Seller which consent can be unreasonably
withheld  unless  the  assignment  is  to  Aetna   Life
Insurance  Company's Separate Account Number 087,  also
known as Aetna's Real Estate Separate Account ("RESA").
Purchaser  shall  give  Seller  notice  of   any   such
assignments  at least three (3) days prior to  Closing.
Any permitted assignee shall succeed to all of the rights, obligations and remedies hereunder, including, but not limited to, the specific performance of this Agreement; however, no such assignment shall release
Purchaser from its obligations under this Agreement.

     12.  CONDEMNATION:

           In  the event of any condemnation or eminent
domain  proceedings  for  any  public  or  quasi-public
purposes  at  any  time  prior  to  the  Closing  Date,
resulting  in  a taking of any portion of the  Property
(prior  to  closing thereon) that Purchaser and  Seller
deem  to  materially and adversely impact the Property,
Purchaser shall have the option to be exercised  within
fifteen (15) days from being advised in writing of such
proceedings (i) to cancel this Agreement, whereupon the
Deposit  shall be returned to Purchaser, and except  as
otherwise provided in Article 3(D) entitled "Inspection
Indemnity", the parties shall thereupon be relieved  of
any   and  all  further  responsibility  hereunder  and
neither  party  shall  have any further  obligation  or
liability   to  the  other;  or  (ii)  to   close   the
transactions contemplated by this Agreement, in which event the applicable Purchase Price shall not be reduced, provided, however, that Seller shall assign any condemnation or eminent domain award to Purchaser.
For the purposes of this Article 12, the portion of the Property condemned shall be deemed to be material and adverse if the amount of the condemnation award is reasonably estimated to exceed $1,000,000.00.

           The terms and provisions of this Article shall survive the closing.

     13.  RISK OF LOSS:

          A.   In the event of damage or destruction to
the  Property  or  any  portion thereof  prior  to  the
closing thereon in an amount not exceeding Five Hundred
Thousand   and   00/100   Dollars   ($500,000.00)   (as
reasonably  determined by Seller's insurance adjuster),
Purchaser and Seller shall consummate the sale  of  the
Property  pursuant  to  this Agreement,  provided  that
Seller  shall assign to Purchaser its right  under  any
insurance policy covering such damage or destruction to
the  proceeds  payable on account  of  such  damage  or
destruction and the amount of any deductible  for  such
casualty   insurance  will  be  credited  against   the
Purchase Price.

          B.   In the event of damage or destruction of
the  Property  or  any  portion thereof  prior  to  the
Closing in an amount in excess of Five Hundred Thousand
and   00/100   Dollars  ($500,000.00)  (as   reasonably
determined by Seller's insurance adjuster), Purchaser may elect either of the following:

                     (i)  to  terminate this  Agreement
upon written notice to Seller with the same effect as if terminated under Article 12 above; or

                     (ii) to consummate this Agreement,
in which event Seller shall assign to Purchaser its rights under any insurance policy covering such damage or destruction to the proceeds payable on account of such damage or destruction and the amount of any deductible will be credited against the Purchase Price.

           C.    Seller  shall maintain from  the  date
hereof  through  the  Closing  Date  replacement   cost
insurance on the Building.

      14.  NOTICES:  All notices, requests, demands  or
other communications hereunder shall be in writing  and
deemed   to   have  been  given  only   if   and   when
hand-delivered   or   sent  by  nationally   recognized
overnight  courier  service  (e.g.,  Federal   Express,
United Parcel Service) or certified or registered mail,
return  receipt  requested, through the  United  States
Postal Service with sufficient postage prepaid, to  the
parties hereto at their respective addresses set  forth
herein  or  such  other address as either  party  shall
designate  by  notice pursuant to  this  Article.   All
notices,  requests,  demands  or  other  communications
hereunder to Seller shall be sent to Dean Witter Realty
Inc., Two World Trade Center, 64th Floor, New York, New
York 10048, Attn:  Mr. John P. McNamara, and The Taylor
Simpson  Group, One Rockefeller Plaza, 23rd Floor,  New
York,  New  York  10020,  Attn:   Jeffrey  B.  Feldman,
Esquire,  and  copies  of all such  notices,  requests,
demands  or  other communications hereunder  to  ANNIS,
MITCHELL, COCKEY, EDWARDS & ROEHN, P.A., One Tampa City
Center,   Suite  2100,  Tampa,  Florida  33601   (Attn:
Stephen  L.  Kussner,  Esq.).  All  notices,  requests,
demands  or other communications hereunder to Purchaser
shall  be  sent  to Aetna Life Insurance  Company,  c/o
Allegis Realty Investors LLC, 242 Trumbull Street,  4th
Floor,   Hartford,   Connecticut   06103-1205,    Attn:
Michael  T. Mistretta, telephone number (860) 275-2535,
fax  number  (860) 275-2534/Matthew H. Lynch,  Esquire,
telephone    number   (860)   275-3920,   fax    number
(860)  275-2559,  and  copies  thereof  to  Purchaser's
counsel at Tripp, Scott, Conklin & Smith, 110 Southeast
Sixth  Street,  15th  Floor,  Ft.  Lauderdale,  Florida
33301.   It  is  expressly  understood  and  agreed  to
between the parties that counsel for Purchaser and Seller are authorized to give notice on behalf of their respective clients.

      15.   ANNOUNCEMENTS:  Seller and Purchaser  shall
consult with each other in advance with regard  to  all
press  releases and other announcements  issued  at  or
prior to the Closing Date concerning this Agreement  or
the transactions contemplated hereby and, except as may
be  required by applicable laws or the applicable rules
and  regulations  of any governmental  agency,  neither
Seller  nor  Purchaser  shall  issue  any  such   press
release, announcement, advertisement or other such publicity prior to the Closing Date without the prior written consent of the other party.

      16.   FURTHER  ASSURANCES:  In  addition  to  the
foregoing,  the parties hereto, at the  time  and  from
time  to  time  at  or after closing, upon  request  of
Purchaser  or of Seller, as the case may be,  agree  to
do,  execute, acknowledge and deliver all such  further
deeds,     assignments,     transfers,     conveyances,
authorizations, filings, consents, and  assurances,  as
may   be  reasonably  required  for:   (a)  the  better
assigning, transferring, granting, conveying,  assuring
and  confirming  unto Purchaser all of Seller's  right,
title  and  interest  in  and to  the  Property  to  be
conveyed  hereunder;  and (b)  to  the  more  effective
consummation of the other transactions referred  to  in
this Agreement; provided that such requested action  is
not   inconsistent   with  the  parties'   rights   and
obligations under this Agreement and shall not require such party to make any representations or warranties beyond the representations and warranties required by this Agreement.

      17.   NO  RECORDING:  Purchaser shall not  record
this Agreement or any memorandum thereof.  In the event
that  Purchaser shall breach this Article, Seller shall
have  the  right to terminate this Agreement  whereupon
the Escrow Agent shall promptly deliver the Deposit  to
Seller  and  Purchaser shall promptly  return  Seller's
Property   Data  to  Seller  and  deliver   Purchaser's
Property Data to Seller.

      18.   CONFIDENTIALITY:  Purchaser  hereby  agrees
that  it  shall  hold in confidence (i) all  terms  and
conditions  of  this  Agreement; (ii)  all  information
contained  in  the Property Data; and (iii)  any  other
information   heretofore  or  hereafter   received   by
Purchaser  from Seller, its employees, or  agents;  and
Purchaser   agrees  that  it  shall  not  directly   or
indirectly  use or disclose or otherwise put  into  the
public  domain  any  such Property  Data,  except  that
Purchaser  may  disclose, subject  to  the  immediately
succeeding   proviso,  such  Property   Data   to   its
directors, officers, employees, attorneys, accountants,
lenders, governmental authorities, building inspectors,
surveyors, appraisers, engineers, consultants, or other
parties (exclusive of tenants) who are required to know
such  information for the proper performance  of  their
duties  for Purchaser in respect of any aspect  of  the
subject  acquisition; provided, however, that Purchaser
shall  notify all such persons to whom such information
is disclosed that the same must be kept confidential in
accordance   with  the  terms  of  this  Article;   and
Purchaser   may   disclose  such  Property   Data,   in
connection  with  any  legal  proceedings  between  the
parties or administrative proceedings with governmental
authorities.   In  the  course of  performing  its  due
diligence,  Purchaser  may disclose  to  third  parties
(exclusive of tenants) the fact that it has either submitted an offer or has a contract to purchase the Property in order to obtain information regarding the Property or any portion thereof from said third party and such disclosure shall not be deemed to be in violation of this paragraph. This paragraph shall survive the Closing and early termination of the Agreement.

      19.  ESCROW:  Any escrow agent receiving funds or
documents   is  authorized  and  agrees  by  acceptance
thereof to promptly deposit and to hold same in  escrow
and  to  disburse same subject to clearance thereof  in
accordance  with  the  terms  and  conditions  of  this
Agreement.  Failure of the clearance of funds shall not
excuse  performance by the depositor.  In the event  of
doubt  as  to  its  duties  or  liabilities  under  the
provisions of this Agreement, the Escrow Agent may,  in
its  sole discretion, continue to hold the monies which
are  the subject of this escrow until a judgment  of  a
court  of  competent jurisdiction shall  determine  the
rights of the parties thereto, or it may deposit all of
the  monies  then held pursuant to this Agreement  with
the  Clerk of the Circuit Court of Hillsborough County,
Florida, which Circuit Court shall have jurisdiction of
the  dispute, and upon notifying all parties  concerned
of such action, all liability on the part of the Escrow
Agent  shall fully terminate, except to the  extent  of
accounting for any monies theretofore delivered out  of
escrow.   In  the event of any suit wherein the  Escrow
Agent  is  made  a party by virtue of  acting  as  such
escrow  agent hereunder, or in the event  of  any  suit
wherein Escrow Agent interpleads the subject matter  of
this  escrow, the Escrow Against shall be  entitled  to
recover  reasonable attorneys' fees and costs  incurred
through all levels of proceedings, said fees and  costs
to  be charged and assessed as court costs in favor  of
the   prevailing   party.   Except  for   the   willful
misconduct or gross negligence of the Escrow Agent, all
parties agree that the Escrow Agent shall not be liable
to  any party or person whomsoever from misdelivery  to
Purchaser  or Seller of monies subject to this  escrow,
unless  such misdelivery shall be due to willful breach
of  this  Agreement or gross negligence on the part  of
Escrow Agent.  Purchaser acknowledges that it has  been
advised that Escrow Agent has acted and is also  acting
herein  as  counsel  to  Seller and  Purchaser  has  no
objection  thereto and waives any conflict of  interest
claim   that  Purchaser  might  have.   The   foregoing
paragraph shall survive the closing.

      20.  CAPTIONS AND HEADINGS:  Captions and Article
headings   contained   in  this   Agreement   are   for
convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.

      21. NO WAIVER: No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it related and shall not be deemed to be a continuing or future waiver.

     22. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      23.   BINDING EFFECT:  This Agreement shall inure
to the benefit of and shall be binding upon the parties
hereto    and   their   respective   heirs,    personal
representatives, successors and permitted assigns.

      24. GOVERNING LAW: This Agreement shall be construed and interpreted according to the laws of the State of Florida.

      25. GENDER: All terms and words used in this Agreement, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.

      26.  INTERPRETATION:  This Agreement shall not be
construed more strictly against one party than  against
the other merely by virtue of the fact that it may have
been  prepared  by counsel for one of the  parties,  it
being   recognized  that  Seller  and  Purchaser   have
contributed   substantially  and  materially   to   the
preparation of this Agreement.  Wherever used  in  this
Agreement,  "any" means "any and all"; and  "including"
each are without limitation; "indemnify" means that the
indemnitor   will  defend,  indemnify  and   hold   the
indemnitee harmless against any claims, demands, losses
or  liabilities  asserted against or  incurred  by  the
indemnitee  due  to  any third  party  because  of  the
subject  matter of the indemnity; "may not"  and  other
negative  forms of the verb "may" each are prohibitory;
and "will", and "must" each are mandatory.  Unless this
Agreement  expressly or necessarily requires  otherwise
(i)   any   time   period  measured  in  "days"   means
consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next day so that it is not a Saturday, Sunday or legal holiday; (ii) any action is at the sole expense of the party required to take it; (iii) the scope of any indemnity includes any costs and expenses, including reasonable attorneys' fees and paralegal charges through all levels of proceedings incurred in defending any indemnified claim, or in enforcing the indemnity, or both.

      27.   ENTIRE AGREEMENT:  This Agreement  and  the
Exhibits  attached hereto contain the entire  agreement
between   the   parties.   There   are   no   promises,
agreements, conditions, undertaking, warranties, or representations, oral or written, express or implied between the parties other than as herein set forth. No amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

      28. TIME OF THE ESSENCE: Time is of the essence in respect to this Agreement.

      29. VENUE: Purchaser and Seller agree that the venue for any matters arising out of or in connection with this Agreement shall only be in the Circuit Court in and for the County of Hillsborough, State of Florida.

      30.   ATTORNEY'S  FEES:  In connection  with  any
litigation including appellate proceedings arising  out
of  this  Agreement,  the  prevailing  party  shall  be
entitled   to  recover  from  the  losing   party   its
reasonable attorneys' fees, paralegal charges and costs
incurred   in   enforcing  its  rights   and   remedies
hereunder, including costs of collection prior to instigating litigation.

      31.   WAIVER OF JURY TRIAL.  PURCHASER AND SELLER
WAIVE  THE  RIGHT TO A TRIAL BY JURY IN ANY  ACTION  OR
PROCEEDING  BASED  UPON,  OR RELATED  TO,  THE  SUBJECT
MATTER  OF  THIS AGREEMENT.  THIS WAIVER IS  KNOWINGLY,
INTENTIONALLY, AND VOLUNTARILY MADE BY EACH  PARTY  AND
EACH  PARTY  EXPRESSLY ACKNOWLEDGES  THAT  NEITHER  THE
OTHER  PARTY  NOR ANY PERSON ACTING ON  BEHALF  OF  THE
OTHER  PARTY HAS MADE ANY REPRESENTATIONS  OF  FACT  TO
INDUCE  THIS WAIVER OF TRIAL BY JURY OR IN ANY  WAY  TO
MODIFY  OR NULLIFY ITS EFFECT.  EACH PARTY ACKNOWLEDGES
TO  THE  OTHER  THAT  IT HAS READ AND  UNDERSTANDS  THE
MEANING AND EFFECT OF THIS WAIVER PROVISION.

      32.   THIRD PARTY BENEFICIARIES.  Nothing in this
Agreement is intended or shall be construed to confer upon or to give any person, entity, firm or corporation other than the parties hereto any right, remedy or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties hereto.

     33.  PARTIAL INVALIDITY.  If any term or provision
of  this  Agreement or the application thereof  to  any
persons  or  circumstances shall,  to  any  extent,  be
invalid   or  unenforceable,  the  remainder  of   this
Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      34.  SURVIVAL OF WARRANTIES.  The warranties  and
representations  contained  herein  shall  survive  the
Closing,  the delivery of the Deed and the  payment  of
the    Purchase   Price,   provided   that   (i)   such
representations   and  warranties   shall   cease   and
terminate one (1) year after the date of Closing except
to the extent that Purchaser or Seller, as the case may
be, shall have commenced on or before such one (1) year
anniversary  a  legal proceeding based  on  the  breach
thereof as of the date of Closing, and (ii) the maximum
total  liability for which Seller shall be  responsible
with  respect  to  all representations  and  warranties
shall   not   exceed  Five  Hundred  Thousand   Dollars
($500,000.00)  in  the aggregate.  Notwithstanding  the
foregoing,  the  Inspection  Indemnity  set  forth   in
Article 3 shall survive the Closing or the termination of this Agreement, as the case may be, indefinitely.

     35.  LIMITATION OF LIABILITY.

           A.    Purchaser's Limitation  of  Liability.
Aetna  Life  Insurance Company is  entering  into  this
Agreement  solely  on  behalf of Aetna  Life  Insurance
Company  Separate  Account Number 087,  also  known  as
Aetna's   "Real   Estate  Separate   Account"   (RESA).
Separate Account Number 087 is a "separate account"  as
defined in Section 3(17) of ERISA.  Only the assets  of
Separate Account Number 087 and the Purchaser's  equity
in  the Property shall be bound for the obligations  of
Purchaser pursuant to this Agreement, and Seller  shall
have no resort to any other assets of Purchaser for the
obligations  of  Purchaser  hereunder,  or  under   any
agreement,   document   or  instrument   executed   and
delivered pursuant to this Agreement. This provision shall survive the closing of the transaction described in this Agreement.

           B.    Seller's Limitation of Liability.  The
Purchaser  agrees that it does not have  and  will  not
have  any  claims  or  causes  of  action  against  any
disclosed  or undisclosed officer, director,  employee,
trustee,   shareholder,  partner,  principal,   parent,
subsidiary or other affiliate of the Seller, including,
without   limitation,   Dean   Witter   Realty   Growth
Properties,  L.P.,  Bayrock  Realty  Associates,  L.P.,
Ltd.,  Taylor  Simpson Group, Inc. and the  parent  and
affiliates  of  Dean  Witter Realty Growth  Properties,
L.P.,  Bayrock Realty Associates L.P., Ltd.  or  Taylor
Simpson   Group,  Inc.  (collectively,  the   "Seller's
Affiliates"), arising out of or in connection with this
Agreement or the transactions contemplated hereby.  The
Purchaser agrees to look solely to the Seller  and  the
Seller's  assets directly attributable to the  Property
for  the  satisfaction  of the  Seller's  liability  or
obligation   arising  under  this  Agreement   or   the
transactions   contemplated   hereby,   or   for    the
performance  of  any  of the covenants,  warranties  or
other  agreements of the Seller contained  herein,  and
further  agrees not to sue or otherwise seek to enforce
any  personal  obligation against any of  the  Seller's
Affiliates with respect to any matters arising  out  of
or   in   connection   with  this  Agreement   or   the
transactions contemplated hereby. The total liability of the Seller hereunder shall in no event exceed
$500,000.00.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first above written.

Signed, sealed and delivered
in the presence of:
                              "SELLER":

                 TWC   TEN,  LTD.,  a  Florida  limited
partnership

                By:   BAYPORT OFFICE, LTD.,  a  Florida
limited
                     partnership, as a general  partner
of TWC TEN,
                    LTD., a Florida limited partnership

                     By:   DEAN  WITTER  REALTY  GROWTH
PROPERTIES, L.P.,
                             a     Delaware     limited
partnership, as the
                          general  partner  of  BAYPORT
OFFICE, LTD.,
                         a Florida limited partnership

                         By:  DEAN WITTER REALTY GROWTH
PROPERTIES,
                                 INC.,    a    Delaware
corporation, as a
                               general partner of  DEAN
WITTER REALTY
                               GROWTH PROPERTIES, L.P.,
a Delaware
                              limited partnership

__________________________                          By:
________________________________
Print                              Name:_______________
Name:___________________________

Its:____________________________
__________________________
Print Name:_______________

               -AND-

                By:   BAYROCK  REALTY ASSOCIATES  L.P.,
LTD., a Delaware
                     limited partnership, as a  general
partner of TWC
                      TEN,   LTD.,  a  Florida  limited
partnership

                      By:   BAYROCK  REALTY,  INC.,   a
Delaware
                           corporation,  d/b/a  BAYROCK
TAMPA REALTY,
                          INC., the general partner  of
BAYROCK REALTY
                           ASSOCIATES  L.P.,  LTD.,   a
Delaware limited
                         partnership

_____________________                               By:
___________________________________
Print           Name:__________                   Name:
____________________________
                                                   Its:
____________________________
_____________________
Print Name:__________
                                                   Date
Executed:_____________________


                              "PURCHASER":

                                AETNA   LIFE  INSURANCE
COMPANY, a
                              Connecticut corporation


_________________________                           By:
______________________________
Print         Name:______________                 Print
Name:___________________
                                                   Its:
_________________________
_________________________
Print Name:______________
                                                   Date
Executed:_____________________